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                         CONSENT OF REGISTERED ENGINEER
                         ------------------------------


I hereby consent to the inclusion and reference of my report dated June 20, 2002 entitled "Reserve and Economic Report" for Delta Oil and Gas' interest in Production Specialties Company Liberty Valance 23-10 RD 1 as of 3/31/02 in Amendment No. 2 to the Form SB-2 Registration Statement to be filed by Delta Oil and Gas, Inc. with the United States Securities and Exchange Commission.


Dated the 29th day of July, 2002


/s/ Mark E. Andersen, P.E.

Mark E. Andersen, P.E.